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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                     December 27, 2000 (December 22, 2000)


                             PETROQUEST ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)


                1-9020                                      72-1440714
        (Commission File Number)                          (IRS Employer
                                                        Identification No.)


       400 E. Kaliste Saloom Road, Suite 3000, Lafayette, Louisiana 70508
              (Address of Registrant's principal executive offices)



        Registrant's telephone number, including area code (337) 232-7028



                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

LAFAYETTE, LA. -- Dec. 26, 2000--PetroQuest Energy, Inc. (Nasdaq:PQUE; TSE:PQU) today announced its acquisition of an approximate 85% working interest in Ship Shoal Block 72 Field in Federal waters of the Gulf of Mexico. The purchase price was $7.1 million with ExxonMobil selling the majority of the interest and a private company selling the remainder. The Ship Shoal 72 Field represents approximately 14,500 acres covering portions of five offshore blocks. Proved reserves of 8.6 Bcfe (67% natural gas) are attributable to the property, none of which are currently producing. The Company has identified several workover and recompletion opportunities planned for the first quarter of 2001.

"In addition to the proved reserves associated with this transaction, we anticipate this property to contribute significantly to our exploration effort over the next twelve to eighteen months. We have already identified numerous exploration and exploitation opportunities that we continue to evaluate," said Charles Goodson, PetroQuest's Chairman and Chief Executive Officer.

Financing for the acquisition was provided by a $10,000,000 subordinated bridge facility from EnCap Energy Capital Fund III, L.P., which matures November 16, 2001. Upon closing, $7,500,000 was funded under this facility and a $1,000,000 commitment fee was paid to the lender. The loan carries a fixed interest rate of 10%. It is secured by a second mortgage on substantially all of the Company's oil and gas properties. Additional funding available under this facility will be used for the development of the Ship Shoal 72 Field.

ITEM 5.  OTHER EVENTS

LAFAYETTE, LA.--Dec. 22, 2000--PetroQuest Energy, Inc. (Nasdaq:PQUE; TSE:PQU) announced today it has entered into a multi-year $50 million credit facility with Hibernia National Bank. At closing, $6 million was advanced under the new facility for repayment of outstanding commercial bank debt.

The credit facility has an initial borrowing base of $15.62 million. The Company's borrowing base will be redetermined periodically based upon, among other things, the Company's proved oil and gas reserves. The credit agreement contains various covenants and restrictions common to borrowings of this type, as well as maintenance of certain financial ratios.


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The Company has put in place natural gas hedges in the form of costless collars covering 6,000 MMBtu per day for the period of January through December 2001. The following are the volumes and collar ranges:



               Volume               Nymex              Nymex
             (MMBtu/d)              Floor             Ceiling
         -------------------  ------------------  -----------------
               4,000                $4.00              $8.90
               2,000                $4.00              $9.00


PetroQuest Energy, Inc. is an independent oil and gas exploration and production company primarily focused on growing its reserves and shareholder value through a combination of drilling development locations and high-potential exploration prospects along the coast of and in the Gulf of Mexico.

This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including drilling of wells, reserve estimates, future production of oil and gas, future cash flows and other such matters are forward-looking statements. Such forward-looking statements are subject to certain risks, uncertainties and other factors, which could cause actual results to differ materially from those currently anticipated. These factors include, without limitation, uncertainties inherent in estimating proven oil and gas reserves, future rates of production and timing of development expenditures; results of exploratory and development drilling; operating hazards attendant to the oil and gas business; the successful identification, acquisition and development of properties; and changes in the price received for oil and/or gas which may effect results of operations and cash flows. Readers are cautioned that any such statements are not guarantees of future performance and the company can give no assurances that actual results or developments will not differ materially from those projected in the forward-looking statements.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

     (a)      Financial Statement of Business Acquired

     As of the date of this Form 8-K, it is impracticable for the Company to file the required financial statements of the acquired interests. The Company intends to file such required information with the Securities and Exchange Commission as soon as the financial statements become available but in any event not later than seventy-five days after the consummation of the acquisition.

     (b)      Pro Forma Financial Information

     As of the date of this Form 8-K, it is impracticable for the Company to file the required pro forma financial information relating to the acquired interests. The Company intends to file such information concurrently with the filing of the financial statements discussed above, but no later than seventy-five days after the consummation of the acquisition.

     (c)      Exhibits

     As of the date of this Form 8-K, it is impracticable for the Company to file the following exhibits relating to the acquisition and the credit facility. The Company intends to file such exhibits with the Securities and Exchange Commission as soon as practicable.

      2.1 Purchase and Sale Agreement effective as of December 22, 2000 between Mobil Oil Exploration & Producing Southeast Inc., a Delaware corporation, PetroQuest Energy, Inc., a Delaware corporation, and PetroQuest Energy One, L.L.C., a Louisiana limited liability company.

     10.1 Credit Agreement dated as of December 21, 2000, by and among PetroQuest Energy One, L.L.C., a Louisiana limited liability company, PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy, Inc., a Delaware corporation, and Hibernia National Bank, a national banking association.

     10.2 Credit Agreement made as of December 20, 2000, by and among PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy One, L.L.C., a Louisiana limited liability company, PetroQuest Energy, Inc., a Delaware corporation, and EnCap Energy Capital Fund III, L.P.

     10.3 Guaranty made as of December 21, 2000, by PetroQuest Energy, Inc., a Delaware corporation, in favor of EnCap Energy Capital Fund III, L.P.

     10.4 Subordination Agreement effective as of December 21, 2000, by and among Hibernia National Bank, EnCap Energy Capital Fund III, L.P., PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy One, L.L.C., a Louisiana limited liability company, and PetroQuest Energy, Inc., a Delaware corporation.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 27, 2000              PETROQUEST ENERGY, INC.


                                      By: /s/ Robert R. Brooksher
                                          -------------------------------------
                                      Robert R. Brooksher
                                      Vice President - Corporate Communications


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                               INDEX TO EXHIBITS

The following exhibits are to be filed as soon as practicable by amendment:


Exhibit No.                       Description
-----------                       -----------

    2.1 Purchase and Sale Agreement effective as of December 22, 2000 between Mobil Oil Exploration & Producing Southeast Inc., a Delaware corporation, PetroQuest Energy, Inc., a Delaware corporation, and PetroQuest Energy One, L.L.C., a Louisiana limited liability company.

   10.1 Credit Agreement dated as of December 21, 2000 by and among PetroQuest Energy One, L.L.C., a Louisiana limited liability company, PetroQuest Energy, Inc., a Louisiana corporation, and PetroQuest Energy, Inc., a Delaware corporation, and Hibernia National Bank, a national banking association.

   10.2 Credit Agreement made as of December 20, 2000, by and among PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy One, L.L.C., a Louisiana limited liability company, PetroQuest Energy, Inc., a Delaware corporation, and EnCap Energy Capital Fund III, L.P.


   10.3          Guaranty made as of December 21, 2000, by PetroQuest
                 Energy, Inc., a Delaware corporation, in favor of EnCap Energy Capital Fund III, L.P.

   10.4 Subordination Agreement effective as of December 21, 2000, by and among Hibernia National Bank, EnCap Energy Capital
                 Fund III, L.P., PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy One, L.L.C., a Louisiana limited liability company, and PetroQuest Energy, Inc., a Delaware corporation.